                                        Registration No. 2-62061


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                    ________________________

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            Form S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                    ________________________

                       SPRINT CORPORATION
     (Exact name of registrant as specified in its charter)

            Kansas                        48-0457967
       (State or other                 (I.R.S. Employer
         jurisdiction                 Identification No.)
     of incorporation or
        organization)

       Post Office Box 11315, Kansas City, Missouri  64112
            (Address of principal executive offices)
                    ________________________

            SPRINT CORPORATION 1978 STOCK OPTION PLAN
                    (Full title of the Plan)
                    ________________________

                          DON A. JENSEN
                  Vice President and Secretary
                         P.O. Box 11315
                  Kansas City, Missouri  64112
             (Name and address of agent for service)

  Telephone number, including area code, of agent for service:
                         (913) 624-3326

	Sprint Corporation (formerly United Telecommunications, Inc.) has heretofore filed Registration Statement No. 2-62061 which initially registered 400,000 shares of Common Stock, par value
$2.50 per share the "Common Stock"), for issuance under the 1978 Stock Option Plan (the "Plan"). In December, 1989, there was a two-for-one split of the Common Stock, increasing the number of shares covered by the Registration Statement. Options granted under the Plan for 441,936 shares of Common Stock have been exercised. No options are outstanding and no additional options will be granted under the Plan. Therefore, the Registration Statement is amended to deregister the remaining shares of Common Stock registered for sale under the Plan.

					SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 20th day of October, 1998.

						SPRINT CORPORATION

						By  /s/ A.B. Krause
						     (A.B. Krause, Executive
								Vice President)


	Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Name                      Title                             Date
                                                      )
/s/ W. T. ESREY           Chairman of the Board       )
(W. T. Esrey)             and Chief Executive Officer )
                          (Principal Executive 		)
                          Officer)				)
                                                      )
                          Executive Vice President-   )
/s/ A. B. KRAUSE		  Chief Financial Officer     )October 20, 1998
(A. B. Krause)            (Principal Financial 		)
                          Officer)				)
                                                      )
                          Senior Vice President and   )
/s/ J. P. MEYER		  Controller                  )
(J. P. Meyer)             (Principal Accounting 	)
                          Officer)				)
                                                      )
/s/ DUBOSE AUSLEY		  Director                    )
(DuBose Ausley)	                                    )
                               	                  )
/s/ WARREN L. BATTS       Director 	                  )
(W. L. Batts)                      	                  )
                                              	      )
/s/ MICHEL BON		  Director              	)
(Michel Bon)        	                              )

                                              	      )
/s/ I. O. HOCKADAY JR.    Director                    )
(I. O. Hockaday, Jr.)                	            )
                                                 	)
/s/ HAROLD S. HOOK 	  Director                    )
(Harold S. Hook)                                      )
                                              	      )
/s/ RONALD T. LEMAY       Director                    )
(Ronald T. LeMay)                      	            )
                                     	            )
/s/ LINDA KOCH LORIMER	  Director                    )October 20, 1998
(Linda K. Lorimer)                                  	)
                                                	)
/s/ C. E. RICE		  Director                    )
(C. E. Rice)                                         	)
                                            	      )
/s/ RON SOMMER		  Director                    )
(Ron Sommer)                                   	      )
                                               	      )
/s/ STEWART TURLEY	  Director                    )
(Stewart Turley)